UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                               June 9, 2003
                                 ---------------
                Date of Report (Date of earliest event reported)


                                    000-28947
                                  -------------
                             Commission File Number


                                 SPACEDEV, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

     Colorado                                                  84-1374613
     --------                                                  ----------

(State  or  other  jurisdiction  of     (I.R.S.  Employer  Identification  No.)
incorporation  or  organization)

                   13855 Stowe Drive, Poway, California 92064
             -------------------------------------------------------
                    (Address of principal executive offices)

                                 (858) 375-2030
                               ------------------
                (Issuer's telephone number, including area code)

                                       N/A
                                      -----
    (Former name, former address and former fiscal year, if changed since last report)

ITEM  4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
             ---------------------------------------------

     (a)  Previous independent accountants

     (i) The Sarbanes-Oxley Act of 2002 ("Act") established the Public Company Accounting Oversight Board ("PCAOB") and charged it with the responsibility of overseeing the audits of public companies that are subject to the federal securities laws. Under the Act, the PCAOB's duties include the establishment of a registration system for public accounting firms. The PCAOB has proposed rules for the registration process, which will require approval of the U.S. Securities Commission ("SEC") prior to enforcement. Within 180 days after SEC approval, all public accounting firms will be required to register with the PCAOB if they wish to prepare or issue audit reports on U.S. public companies, or to play a substantial role in the preparation or issuance of such reports. Once registered, public accounting firms will be required to file periodic reports with the PCAOB. At this time, the cost of compliance with these new rules cannot be determined, and, as a result of the recent legislation, the cost of professional liability insurance for public accounting firms has dramatically increased. Registrant was informed by its independent auditor, Nation Smith Hermes & Diamond, P.C ("Nation Smith"), that it will not register with the PCAOB and, as a result, would not be able to continue to act as Registrant's independent auditor once the rules are in effect. Effective June 3, 2003, Nation Smith resigned its position as Registrant's independent auditor.

     (ii) Nation Smith last reported on Registrant's financial statements as of February 13, 2003. The report, which covered the two fiscal years ended December 31, 2002, was an unqualified report modified for going concern. While Nation Smith expressed concern as to the Registrant's ability to remain a going concern, neither the report nor the financial statements for the periods contained any other adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles.

     (iii) The change of independent accountants was ratified by the Board of Directors of Registrant on June 3, 2003.

     (iv) During the two fiscal years ended December 31, 2002 and the subsequent interim period through June 3, 2003, there were no disagreements between Registrant and Nation Smith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to Nation Smith's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     (v) During and the two fiscal years ended December 31, 2002 subsequent interim period through June 3, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

          (a)  During    the two fiscal years ended December 31, 2002 and the
subsequent  interim  period  through  June  3, 2003, Nation Smith did not advise
Registrant    that  the  internal  controls  necessary for the registrant to develop  reliable  financial  statements  do  not  exist.

          (b)  During    the two fiscal years ended December 31, 2002 and the
subsequent  interim  period  through June 3,  2003,  Nation Smith did not advise
Registrant   that any information had come to their  attention which had led them to no longer be able to rely on management's representation, or that had made Nation Smith unwilling to be associated with the financial statements prepared by management.

          (c)  During    the two fiscal years ended December 31, 2002 and the
subsequent  interim  period  through  June  3, 2003, Nation Smith did not advise
Registrant   that the scope of any audit needed to be expanded significantly or  that  more  investigation  was  necessary.

          (d)  During    the two fiscal years ended December 31, 2002 and the
subsequent  interim  period  through  June  3, 2003, Nation Smith did not advise
Registrant    that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

          (vi) Registrant has requested that Nation Smith furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 9, 2003, is filed as Exhibit 16.1 to this Form 8-K.

     (b)  New independent accountants

The Registrant has engaged PKF, Certified Public Accountants, A Professional Corporation ("PKF") as its new independent accountant on June 3, 2003. Prior to June 3, 2003, the Registrant had not consulted with PKF regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and no written report or oral advice was provided to the Registrant by PKF concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.


ITEM 7.     FINANCIAL STATEMENT AND EXHIBITS

            --------------------------------

     (c)  The following documents are filed herewith as exhibits:

     Exhibit 16.1  Letter from Nation Smith dated June 9, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 9, 2003

SPACEDEV, INC.

/s/ Richard B. Slansky
----------------------
Richard B. Slansky,
Chief Financial Officer